Exhibit 99

News Release

First Regional	1801 Century Park East
Bancorp	Century City, California 90067
Telephone (310) 552-1776
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP REPORTS DISAPPOINTING SECOND QUARTER
RESULTS DUE TO CHALLENGING ECONOMIC CONDITIONS

ANTICIPATES QUICK RETURN TO PROFITABILITY

 REMAINS WELL CAPITALIZED

CENTURY CITY, CALIFORNIA – July 24, 2008 – First Regional Bancorp (Nasdaq:FRGB), posted strong core earnings in the second quarter ended June 30, 2008, but significant additions to its loan loss reserve in the challenging real estate environment resulted in a loss for the period and for the year to date.

Reflecting the impact of the economic climate, in the second quarter of 2008 First Regional made a $44.7 million provision to its loan loss reserve and charged off a total of $34.2 million in loans secured by real estate in the recently concluded quarter.  These transactions brought the loan loss reserve to $44.2 million, or 1.90% of gross loans, at June 30, 2008.  Nonperforming assets as of the same date, consisting of eleven loans, totaled $32.9 million, or 1.41% of gross loans, compared to $17.8 million at March 31, 2008, and just $13,000 on June 30, 2007.

For the three months ended June 30, 2008 the net loss was $18.5 million, equal to $1.46 per diluted share, compared with last year’s second quarter profit of $8.6 million, or 66 cents per diluted share.  For the first six months of 2008, the Company’s net loss was $13.8 million, or $1.08 per diluted share, versus a profit of $17.6 million, or $1.35 per diluted share, for the first half of 2007.  At June 30, 2008, total assets were $2.472 billion, up 20.1% from $2.058 billion one year earlier.  Total deposits grew 21.0% to $1.982 billion from $1.640 billion a year earlier, and net loans posted growth of 21.0% to $2.282 billion from $1.885 billion at June 30, 2007.  First Regional continues to exceed all financial ratio requirements under applicable regulations for “Well Capitalized” status, the highest level established by banking regulators.

H. Anthony Gartshore, President and Chief Executive Officer, commented: “Clearly these are challenging times for financial institutions like First Regional, and obviously our results are being adversely affected by these difficult conditions.  Despite continuing pressures on the segments of real estate in which we participate, we benefit from having avoided involvement in sub-prime mortgages and other exotic financial instruments which have been particularly hard hit.  Our second quarter loan loss provision followed an exhaustive review of our loan portfolio, and reflects our realistic assessment of the economic environment and its impact on collateral values and borrower performance.  It should be emphasized that the loan loss provisions we have made relate to only a small number of land and real estate development loans; the vast majority of our loan portfolio continues to be well-secured and to perform as agreed.  First Regional’s approach has always been to confront challenges fully, directly, and realistically, and we believe we have accomplished this in the second quarter.  Consistent with the conservative and prudent basis on which First Regional has always operated, and especially in light of current economic conditions, we remain highly selective on loan transactions.  While we believe we have dealt effectively with our loan problems, the economic future remains unclear, and additional loan loss provisions will be made if called for by our ongoing analysis of First Regional’s loan portfolio performance and economic conditions in general.”

Mr. Gartshore continued: “First Regional’s long-standing emphasis on capital strength has served us well in this period.  It has enabled us to deal realistically with the economic environment while maintaining “well capitalized” capital ratios, the highest standard established by banking regulators.  Moreover, our core earnings remain strong.   Our assets, deposits, and net loans continue to increase.  While operating margins have declined in 2008 due to the Federal Reserve’s actions to reduce interest rates and stimulate the economy, and much uncertainly remains regarding the economic environment in which we operate, we expect First Regional to return quickly to the profitability which has long been its hallmark.

“As we move forward, we will continue to benefit from our skilled and experienced management and our capable and professional staff.  These members of the First Regional team have shown the talent and experience to confront the challenges and to capitalize on the opportunities that will doubtless arise as the economy and the credit markets return to health.  We will continue to provide our clients with our unmatched level of service and efficient, cost-effective operation.”

Mr. Gartshore concluded: “While we foresee many challenges, we remain confident regarding the future.  The current environment has required difficult measures, but they are a necessary step on First Regional’s road forward, and to providing our shareholders with the value they deserve.”

First Regional Bancorp is a bank holding company headquartered in Century City. Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of June 30	2008	2007

ASSETS:
Cash and due from banks	$35,084	$76,508
Federal funds sold	17,145	0
Cash and cash equivalents	52,229	76,508

Investment securities	26,601	31,685
Federal Home Loan Bank stock - at cost	18,532	9,326
Loans - net	2,281,604	1,885,288
Premises and equipment - net	5,320	5,012
Other real estate owned	0	0
Accrued interest receivable and other assets	88,102	50,479

Total assets	$2,472,388	$2,058,298

LIABILITIES AND CAPITAL:
Demand deposits	$398,251	$416,961
Savings deposits	76,968	58,049
Money market deposits	873,181	938,029
Time deposits	633,352	226,701

Total deposits	1,981,752	1,639,740

Funds purchased	0	0
Federal Home Loan Bank advances	210,000	140,000
Subordinated debentures	100,517	92,785
Accrued interest payable and other liabilities	20,821	19,923

Total liabilities	2,313,090	1,892,448

Stated capital	44,615	53,597
Retained earnings	114,699	112,502
Net unrealized losses on available-for-sale securities	(16)	(249)

Total capital	159,298	165,850

Total liabilities and capital	$2,472,388	$2,058,298

Book value per share outstanding	$13.50	$13.54

Total shares outstanding	11,802,839	12,250,728

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Interest on loans	$35,957	$41,814	$76,253	$82,752
Interest on federal funds sold	105	121	173	212
Interest on investment securities	368	422	799	718

Total interest income	36,430	42,357	77,225	83,682

Interest on deposits	9,437	12,355	20,504	23,878
Interest on subordinated debentures	1,224	1,716	2,840	3,399
Interest on FHLB advances	1,628	1,599	3,336	3,194
Interest on other borrowings	24	3	32	9

Total interest expense	12,313	15,673	26,712	30,480

Net interest income	24,117	26,684	50,513	53,202

Provision for loan losses	44,743	300	55,533	300

Net interest income after provision for loan losses	(20,626)	26,384	(5,020)	52,902

Other operating income	2,481	2,048	7,652	4,415

Salaries and related benefits	8,487	8,627	17,973	17,648
Occupancy expenses	954	962	1,923	1,781
Other expenses	5,416	3,830	7,503	7,309

Total other operating expenses	14,857	13,419	27,399	26,738

Income before provision for income taxes	(33,002)	15,013	(24,767)	30,579

Provision for income taxes (benefit)	(14,489)	6,369	(10,989)	12,944

Net income (loss)	$(18,513)	$8,644	$(13,778)	$17,635

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Net income per share
Basic	$(1.57)	$0.71	$(1.17)	$1.44
Diluted	$(1.46)	$0.66	$(1.08)	$1.35

Average shares outstanding	11,796,903	12,242,692	11,806,280	12,228,402
Diluted average shares	12,669,413	13,063,210	12,728,462	13,073,395

Average equity	$173,216	$161,537	$174,352	$156,725
Average assets	$2,407,558	$2,016,344	$2,324,457	$1,996,948
Return on average equity (%)	(42.99)	21.46	(15.89)	22.69
Return on average assets (%)	(3.09)	1.72	(1.19)	1.78
Efficiency ratio (%)	55.86	46.70	47.11	46.41
Number of employees	294	279
Assets per employee (000s)	$8,409	$7,377

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$33,580	$20,694	$22,771	$20,624
Loan loss provisions	44,743	300	55,533	300
Loan recoveries	18	15	18	94
Loan chargeoffs	34,244	50	34,244	50
Net change in allowance for unfunded loan commitments	55	164	74	155
Ending reserve for loan losses (000s)	$44,152	$21,123	$44,152	$21,123

Loans Past Due 30-89 days	$22,865	$4

Loans Past Due 90 Days or More	$0	$13
Nonaccrual Loans	32,861	0
Other Real Estate Owned	0	0
Nonperforming Assets	$32,861	$0
Nonperforming Assets / Gross Loans+ OREO (%)	1.41	0.00
Reserve for Loan Losses / Nonperforming Assets (%)	134.36	162484.62
Reserve for Loan Losses / Gross Loans (%)	1.90	1.11

	(000s omitted)
	For the Three Months Ended June 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$2,293,118	$35,957	6.31	$1,868,461	$41,814	8.98
Funds sold	21,240	105	1.99	9,387	121	5.17
Investment securities	29,902	368	4.95	30,913	422	5.48
Total earning assets	$2,344,260	$36,430	6.25	$1,908,761	$42,357	8.90

Deposits	$1,841,705	$9,437	2.06	$1,629,011	$12,355	3.04
Federal Home Loan Bank advances	289,385	1,628	2.26	121,575	1,599	5.28
Subordinated debentures	100,517	1,224	4.90	92,785	1,716	7.42
Funds purchased	3,520	24	2.74	145	3	8.30
Total bearing liabilities	$2,235,127	$12,313	2.22	$1,843,516	$15,673	3.41

Net interest spread (1)			4.03			5.49

Net interest margin (2)			4.14			5.61

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Six Months Ended June 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$2,211,408	$76,253	6.93	$1,849,854	$82,752	9.02
Funds Sold	15,033	173	2.31	8,075	212	5.29
Investment Securities	30,876	799	5.20	29,739	718	4.87
Total Earning Assets	$2,257,317	$77,225	6.88	$1,887,668	$83,682	8.94

Deposits	$1,790,708	$20,504	2.30	$1,613,775	$23,878	2.98
Federal Home Loan Bank Advances	255,582	3,336	2.62	120,085	3,194	5.36
Subordinated Debentures	100,517	2,840	5.68	92,785	3,399	7.39
Other Borrowings	2,126	32	3.03	283	9	6.41
Total Bearing Liabilities	$2,148,933	$26,712	2.50	$1,826,928	$30,480	3.36

Net Interest Spread (1)			4.38			5.58

Net Interest Margin (2)			4.50			5.68

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule of new loans booked (not including renewals of existing loans) by First Regional’s subsidiary, First Regional Bank, during each month of the second quarter of 2008:

New Loans Booked
Month	(000’s omitted)

April	$70,736
May	112,252
June	52,834
Second Quarter Total	$235,822

The following is a schedule of the primary components of First Regional Bank’s loan portfolio as of June 30, 2008:

	Disbursed Balance as of June 30, 2008	Percentage of Total

Construction

Condominium	402,959,000	17.28%
Apartment	33,790,000	1.45%
SFR	107,694,000	4.62%
Office	27,956,000	1.20%
Retail	57,090,000	2.45%
Commercial/Industrial	1,805,000	0.08%
Mixed Use	47,251,000	2.03%
Other (Hotel/Motel)	14,137,000	0.61%

Total	692,682,000	29.72%

Mini Perm/Bridge

Apartment	539,342,000	23.12%
SFR	0	0.00%
Office	90,277,000	3.87%
Retail	155,039,000	6.65%
Commercial/Industrial	38,339,000	1.64%
Mixed Use	105,841,000	4.54%
Other (Hotel/Motel)	154,805,000	6.64%

Total	1,083,643,000	46.46%

	Disbursed Balance as of June 30, 2008	Percentage of Total

Land Loans, by County

California Counties
Los Angeles	167,404,000	7.18%
Orange	27,482,000	1.18%
Riverside	15,458,000	0.66%
San Bernardino	13,856,000	0.59%
San Diego	14,063,000	0.60%
Other	10,908,000	0.47%

California Total	249,171,000	10.68%

Other States	26,632,000	1.14%

Total Land Loans	275,803,000	11.82%

Government Guaranteed Loans	1,676,000	0.07%

Total Real Estate Loans	2,053,804,000	88.07%

Commercial Non-Real Estate Secured Loans	278,750,000	11.93%

Total Loans	2,332,554,000	100.00%

Less - Allowance for loan losses	44,152,000

- Deferred loan fees	6,798,000

Net loans	2,281,604,000

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.